UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Buffalo Wild Wings, Inc.
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The following is a copy of a press release issued by Franchise Business Services (“FBS”), the association representing Buffalo Wild Wings® franchisees on March 13, 2017:

Franchisee Association of Buffalo Wild Wings Supportive Of Current Management in Its Battle with Activist Hedge Fund

“We’re appreciative of Marcato’s investment and interest and ideas and believe our management team is listening and responding appropriately,” Franchisee Board Chair Says

March 13, 2017

KENNESAW, Ga.--(BUSINESS WIRE)--Franchise Business Services (FBS), the association representing Buffalo Wild Wings® (NASDAQ: BWLD) franchisees, announced today it is supporting President & CEO Sally J. Smith and her management team of the Minneapolis-based casual dining restaurant group in its public battle with a San Francisco-based hedge fund.

“Buffalo Wild Wings is leading the casual dining sector in many performance indicators,” said Wray Hutchinson, Chairman of the FBS Board of Directors and an owner of 39 Buffalo Wild Wings franchises himself. “We’re appreciative of Marcato Capital’s investment and interest and ideas and believe our management team is listening and responding appropriately.”

Marcato announced in 2016 that it had taken a 5.2% ownership in Buffalo Wild Wings stock. Since then, Marcato has been pressuring management of the nearly $4B revenue restaurant group to “increase shareholder value” by adopting several changes in Buffalo Wild Wings’ operating structure and growth planning, Hutchinson said, adding that Marcato is pressing for four new board members to be elected to the Buffalo Wild Wings board of directors.

“We have discussed these issues with our franchise owners. These owners not only represent 93% of franchised units and comprise 25 of the largest ownership groups, but they are also long-term stockholders of BWLD. Our belief is Sally Smith has her management team embarking on several important initiatives to improve upon our industry-leading five-year share price performance of 132% and that they have earned our full support,” Hutchinson said.

Smith was named a 2016 Heavy Hitter on Nation’s Restaurant News’ Power List for her two decades of leadership, growing Buffalo Wild Wings from 35 units to more than 1,000 locations across the globe and its ranking as the “10th fastest-growing chain in the Top 100 with a 16.3 percent year-over-year increase.” Hutchinson added that “Marcato’s public statements imply that Buffalo Wild Wings is unaware of and not addressing analysts’ concerns. That doesn’t accurately reflect what is actually happening.

“Collaborative initiatives between the Company and Franchisees around loyalty, order and pay at the table, merchant acquirer and EMV compliance, reduction of remodel costs, launch of a system-wide food safety program, food innovation, online ordering and delivery services are all examples of the efforts by current management to enhance the guest experience and increase store profitability,” Hutchinson added.

“No matter how you analyze the data, Buffalo Wild Wings is on the right track,” said Mark Jones, FBS Vice Chairman. “Whether it’s annual same-store sales, average customer check, unit growth and volume - or the all-important popularity with and spending by the most populous generational segment, Millennials - we think Buffalo Wild Wings’ recipe for success is not one to be altered to accommodate a short-term and uncertain vision by a minority shareholder group.”

James Bitzonis, an FBS Director and member of the Buffalo Wild Wings Franchise Advisory Council, agreed. “In just the past two months, we’ve seen a laudable dose of collaborative energy injected into Buffalo Wild Wings by two leaders who have joined the executive team, CFO Alexander Ware and CIO Santiago Abraham,” Bitzonis said. “That speaks volumes.”

Hutchinson said the FBS franchise owners have been in discussions with Buffalo Wild Wings management about improving some operational practices, but that, on the whole, the ownership groups are confident in the direction of the company. “Are there things we can improve upon? Certainly,” Hutchinson said. “Does Marcato have some ideas worth considering? You bet. In fact, one of Marcato’s leading recommendations is to increase the share of franchisee-ownership versus corporate-owned locations, and we’re pleased to see the board launching a test of that concept. We look forward to the results of that test and the continued success of our concept. With that said, we do not believe an ‘asset light’ 90% franchised model would maintain the appropriate overall alignment of interests between the franchisor and the franchisee community.”

FBS franchise owners don’t think radical changes are necessary at this point, he said. “We are listening to Marcato, but just because they are a five percent owner doesn’t mean they know better than restaurant owners and operators how to achieve even more success without sacrificing our core culture. Our owners will vote in support of our current board members and ownership team,” Hutchinson said. “While many of our competitors in the casual dining segment are struggling, Buffalo Wild Wings continues to excel. This would not be the time to mess with a winning formula.”

ABOUT FRANCHISE BUSINESS SERVICES

Formed more than 15 years ago, the Metro Atlanta-based Franchise Business Services (FBS) is an organization that serves its franchisee community of Buffalo Wild Wings® by focusing on providing education and training, advocacy and member services.

The vision of FBS is to foster a spirit of mutual cooperation and teamwork among its board, members and Buffalo Wild Wings corporate, consistent with the protection and preservation of the rights of independent franchisees to control their destiny and thereby ensure their survival and future economic success.

To learn more about FBS, visit www.myfbsonline.org.

Contacts
Franchise Business Services (FBS)
Christy Williams, 678-797-5160
Executive Director
christyw@myfbsonline.org

or

Chris Schroder, 404-872-7289, ext. 1
chris@spratlanta.com.

Permission to quote neither sought nor obtained from FBS.
Important Information
Buffalo Wild Wings, Inc., its directors and certain of its executive officers are participants in the solicitation of proxies from Buffalo Wild Wings shareholders in connection with its 2017 annual meeting of shareholders. Information regarding the names of the company’s directors and executive officers and their respective interests in the company, by security holdings or otherwise, is set forth in the annual report on Form 10-K for the fiscal year ended December 25, 2016, filed with the SEC on February 17, 2017. To the extent the company’s directors and executive officers or their holdings of the company’s securities have changed from the amounts disclosed in the proxy statement for the company’s 2016 annual meeting of shareholders, to the company’s knowledge, such changes have been reflected on initial statements of beneficial ownership on Form 3 or statements of change in ownership on Form 4 filed with the SEC.
Buffalo Wild Wings will file a proxy statement in connection with its 2017 annual meeting. The proxy statement, any other relevant documents, and other materials filed with the SEC concerning Buffalo Wild Wings are (or will be, when filed) available free of charge at http://www.sec.gov and http://ir.buffalowildwings.com. Shareholders should read carefully the proxy statement and any other relevant documents that Buffalo Wild Wings files with the SEC when they become available before making any voting decision because they contain important information.